EX-23
CONSENT OF ACCOUNTANTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 14, 2002 included in The Majestic Companies, Ltd.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.



                                                      /s/ STEFANOU & COMPANY LLP
                                                      --------------------------
                                                        Stefanou & Company, LLP

McLean, Virginia

May 31, 2002